                 MORGAN STANLEY CALIFORNIA TAX-FREE INCOME FUND
                         ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - MAY 31, 2010

                                                              AMOUNT OF    % OF     % OF
                                   OFFERING      TOTAL          SHARES   OFFERING   FUNDS
   SECURITY     PURCHASE/  SIZE OF PRICE OF    AMOUNT OF      PURCHASED PURCHASED   TOTAL
  PURCHASED    TRADE DATE OFFERING  SHARES     OFFERING        BY FUND   BY FUND   ASSETS       BROKERS      PURCHASED FROM
-------------- ---------- -------- -------- ----------------- --------- --------- ------- ------------------ --------------
 Puerto Rico     01/28/10    --    $96.909  $1,823,757,271.00 2,000,000   0.11%     0.60% Citi, BofA Merrill    Citigroup
  Sales Tax                                                                                 Lynch, Barclays
  Financing                                                                                Capital, Goldman,
 Corporation                                                                               Sachs & Co., J.P.
                                                                                            Morgan, Morgan
                                                                                             Stanley, RBC
                                                                                           Capital Markets,
                                                                                             UBS Financial
                                                                                               Services
                                                                                            Incorporated of
                                                                                          Puerto Rico, Wells
                                                                                           Fargo Securities,
                                                                                          BBVARPR, FirstBank
                                                                                              Puerto Rico
                                                                                              Securities,
                                                                                                Popular
                                                                                              Securities,
                                                                                               Santander
                                                                                          Securities, Scotia
                                                                                                Capital

Department of     3/25/10    --    $101.501 $  930,155,000.00  1,500,000   0.16%     0.47%  Siebert Brandford     Siebert
 Airports of                                                                                Shank & Co., LLC,    Branford
 City of Los                                                                                Barclays Capital,      Shank
   Angeles,                                                                                 De La Rosa & Co.,
  California                                                                                Morgan Stanley
  5.000% due
  5/15/2035

